Exhibit 7C

For period ending 02/28/2011 file number 811-21779.

For funds over #99, list the name of each series and give a consecutive number to each series. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

Series   Fund Name                                                                  Is this the Series last filing

                                                                                          Number Series Name for this series?

                                                                                                                        (Y/N)

101      John Hancock Funds II Floating Rate Income Fund                                    N

102      John Hancock Funds II Core Diversified Growth & Income Fund               N

103      John Hancock Funds II Core Fundamental Holdings Fund                           N

104      John Hancock Funds II Core Global Diversification Fund                            N

105      John Hancock Funds II Alpha Opportunities Fund                                      N

106      John Hancock Funds II Smaller Company Growth Fund                             N

107      John Hancock Funds II Short Term Government Income Fund                   N

108      John Hancock Funds II Mid Value Fund                                                   N

109      John Hancock Funds II Global Agriculture Fund                                        N

110      John Hancock Funds II Global Infrastructure Fund                                    N

111      John Hancock Funds II Global Timber Fund                                              N

112      John Hancock Funds II Alternative Asset Allocation                                 N

114      John Hancock Funds II Emerging Markets Debt Fund                               N

115      John Hancock Funds II Mid Cap Value Index                                           N

116      John Hancock Funds II Mid Cap Growth Index                                         N

Exhibit 7C – continued

Series   Fund Name                                                                  Is this the Series last filing

                                                                                          Number Series Name for this series?

                                                                                                                   (Y/N)

117      John Hancock Funds II Retirement 2010 Portfolio                                 N

118      John Hancock Funds II Retirement 2015 Portfolio                                 N

119      John Hancock Funds II Retirement 2020 Portfolio                                 N

120      John Hancock Funds II Retirement 2025 Portfolio                                 N

121      John Hancock Funds II Retirement 2030 Portfolio                                 N

122      John Hancock Funds II Retirement 2035 Portfolio                                 N

123      John Hancock Funds II Retirement 2040 Portfolio                                 N

124      John Hancock Funds II Retirement 2045 Portfolio                                 N

125      John Hancock Funds II Mutual Shares Fund                                         N

126      John Hancock Funds II International Growth Stock Fund                       N

127      John Hancock Funds II Capital Appreciation Value Fund                       N